UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2013

VOIS Inc.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Road, #802

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(858) 481-0423

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2013, VOIS Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Mind Technologies, Inc. (“Mind Technologies”) whereby the Company acquired substantially all of the assets of Mind Technologies in exchange for the issuance of 30,000,000 shares of the Company’s restricted common stock. The parties engaged an independent accounting firm to value the assets of Mind Technologies, and the shares issued to Mind Technologies were based on a purchase price of $90,000, with the shares issuable based on the closing ask price of the Company’s common stock on April 30, 2013 of $0.003 per share.

Specifically, the Company acquired from Mind Technologies all assets, property, rights and interests of Mind Technologies that used in the operation of its business, consisting of three thought-controlled software applications named Mind Mouse, Master Mind and Think-Tac-Toe. These purchased assets constitute neural processing software for thought-controlled technologies, allowing the user to interact with computers, gaming devices and other machines through the power of the mind. Included in the purchase is all of Mind Technologies’ inventory, fixed assets, intellectual property and an assignment of rights and assumption of obligations under Mind Technologies’ existing contracts.

The foregoing summary description of the terms of the Purchase Agreement may not contain all information that is of interest to the reader. For further information regarding the terms of the Purchase Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated as of April 30, 2013, by and among VOIS Inc. and Mind Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

By:	/s/ Kerry Driscoll
Kerry Driscoll President and Chief Executive Officer

Date: May 3, 2013

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